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                                    UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported)   June 28, 1996
                                                --------------------





                           BOSTON LIFE SCIENCES, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)





         Delaware                0-6533                 87-0277826
         --------                ------      --------------------------------
(State or other jurisdiction of (Commission (I.R.S. Employer Identification No.) incorporation or organization) File No.)


33 Newbury Street, Suite 300
Boston, Massachusetts                           02116
- ---------------------------------------      -----------
(Address of principal executive offices)      Zip Code



Registrant's telephone number, including area code  (617) 425-0200
                                                   -----------------
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Item 5.       Other Events.
              ------------

          The Company completed, on June 28, 1996, a private placement of 5,000,000 shares of Common Stock, par value $.01 per share, raising approximately $5 million in gross proceeds. The net proceeds of the sale are expected to be used for research and development of certain of the Company's newest proposed products and programs, including, for example, a recently discovered transcription factor called C-Maf, as to which the Company has previously filed a report on Form 8-K. The Company issued two press releases regarding this closing on July 3, 1996 and July 8, 1996 and both press releases in their entirety are filed as exhibits to this report and are incorporated herein by such reference.



Item 7.    Exhibits.
           --------

          The following Exhibits are filed as part of this Report on Form 8-K:

          (c)  Exhibits

               99.1      Press Release, dated July 3, 1996.

               99.2      Press Release, dated July 8, 1996.

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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         BOSTON LIFE SCIENCES, INC.


Dated: July 9, 1996      By:  /s/  S. David Hillson
                            -------------------------------------
                            President and Chief Executive Officer

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                           BOSTON LIFE SCIENCES, INC.

                           CURRENT REPORT ON FORM 8-K


                                 EXHIBIT INDEX

Exhibit No.                                                 Page
- -----------                                                 ----

     99.1      Press Release, dated July 3, 1996            5

     99.2      Press Release, dated July 8, 1996            6